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                         HAZARDOUS SUBSTANCE CERTIFICATE
                                       AND
                           INDEMNIFICATION AGREEMENT

      This Hazardous Substance Certificate and Indemnification Agreement (the "Indemnity") is made as of the 5th day of March, 2004 by and between APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation AND EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation (collectively "Borrower") and Banknorth, N.A. ("Lender").

                              W I T N E S S E T H:

      WHEREAS, On March 5, 2004, the Lender entered into a financing transaction (the "Loan") with the Borrower, evidenced by a certain note of even date herewith (the "Note"), executed and delivered by the Borrower, as maker, to the order of the Lender, as payee, in the principal amount of One Million Six Hundred Fifty Nine Thousand and No/100 Dollars ($1,659,000.00) and secured by a certain Mortgage Deed ("Mortgage") encumbering certain real property located at 21 Spring Lane, Farmington, Connecticut and 1790, 1798 and 1806 New Britain Avenue, Farmington, Connecticut as more fully described in Exhibit A attached hereto and incorporated herein; and

      WHEREAS, no present environmental pollution or contamination of the real property securing said loan has been disclosed to the Lender, except as may be disclosed in certain environmental reports provided to the Lender including a Phase I environmental report dated July, 1998, a Phase II environmental report dated July, 1998 and a Phase I update dated January, 2004 issued by Environmental Resources Management (the "Environmental Reports"); and

      WHEREAS, the Lender has requested this Indemnity as a condition of the Lender's entering into the Loan; and

      WHEREAS, to induce the Lender to make the Loan to the Borrower, the Borrower has executed and delivered this Indemnity;

      NOW THEREFORE, in consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby certifies to the Lender and agrees as follows:

      1. Except as disclosed in the Environmental Reports, the individual executing this document on behalf of the Borrower has no actual knowledge of (a) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Premises, including the surface or subsurface waters thereof, or any adjacent properties, or (b) any spills or disposal of Hazardous Substances that have occurred or are presently occurring off the Premise as a result of any operation of or use of the Premises.

      2. In connection with the operation of and use of the Premises, the individual executing this document on behalf of the Borrower represents that, as of the date of this Indemnity, it has no

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knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport or disposal of any Hazardous Substances.

      3. The Borrower agrees to immediately notify the Lender if the Borrower becomes aware of any lien, action or notice of the nature described in paragraph 2 above. This provision specifically includes the creation of any lien pursuant to Section 22a-452a of the Connecticut General Statutes or any similar federal laws or regulations. At its own cost, the Borrower will take all actions which are necessary to clean up any Hazardous Substances affecting the Premises, including removal, containment or any other remedial action required by applicable governmental authorities.

      4. The Borrower hereby agrees, unconditionally, absolutely and irrevocably, to indemnify, defend and hold harmless the Lender, its affiliates, successors, assigns and the officers, directors, employees and agents of the Lender against and in respect of:

      (a) any loss, liability, cost, injury, expense or damage of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be suffered or incurred in connection with any inquiry, charge, claim, cause of action, demand or lien made or arising directly or indirectly or in connection with, with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Premises into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Substances including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the "Statutes" (as hereinafter defined), whether now known or unknown, including without limitation:

            (i) any costs, fees or expenses incurred in connection with the removal, encapsulation, containment or other treatment of Hazardous Substances from or on the Premises;

            (ii) any loss or damage resulting from a loss of priority of the Mortgage due to the imposition of a lien against the Premises;

            (iii) any attorneys' fees, engineer's fees, and/or charges of any contractor or professional retained or consulted in connection with any inquiry, claim or demand, including without limitation, any costs incurred in connection with compliance with such inquiry, claim or demand;

      (b) any loss, liability, cost, expense or damage (including, without limitation, attorneys' fees) suffered or incurred as a result of, arising out of or in connection with any failure of the Premises to comply with all applicable environmental protection laws, ordinances, rules and regulations, including, but not limited to, any violation of or any liability arising under any provision of Title 22a of the Connecticut General Statutes, and any litigation, proceeding or governmental investigation relating to such compliance or non-compliance.

      (c) any loss, liability, cost, damage or expense directly or indirectly arising from any claim, act on, demand, cause of action or damage relating to the presence of asbestos or other Hazardous

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Substances in or on the Premises.

      5. As used herein, "Hazardous Substances" means and includes, without limitation, any toxic, hazardous, or radioactive substances or materials, petroleum or chemical liquid or solid, liquid or gaseous products or hazardous waste, all as defined by Section 22a-448 of the Connecticut General Statutes, or other pollutants and substances, whether or not naturally occurring, including, without limitation, asbestos, and methane gas, generated, used, treated, stored or disposed of, or otherwise deposited in or located on or under the Premises, including without limitation, the surface and subsurface waters of the Premises. For purposes of this Indemnity, "Hazardous Substances" shall also include any materials, the generation, use, treatment, storage or disposal of which would cause (i) the Premises at which such materials are located to become a hazardous waste treatment, storage or disposal facility within the meaning, or otherwise bring the Premises within the ambit of, the Resource Conservation and Recovery Act of 1976, ("RCRA") 42 U.S.C. Section 6901 et. seq., or regulation promulgated thereunder or any similar state law or regulation promulgated thereunder or local ordinance; (ii) a release or threatened release of hazardous waste from the Premises within the meaning, or otherwise bring the Premises within the ambit of, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") 42 U.S.C. Section 9601-9675, or regulation promulgated thereunder, as the same may be amended from time to time, or any similar state law or regulation, including, but not limited to, activities constituting "a spill" as defined in Connecticut General Statutes Section 22a-452c, or local ordinance or any other environmental law; or (iii) the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et. seq., or the Clean Air Act, 42 U.S.C.
Section 7401 et. seq., or any similar state laws, regulations or local ordinance; or (iv) any substances or conditions in, on or under the Premises which may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements (collectively, the "Statutes"), including the presence of any underground storage tanks or underground deposits located on the Premises. In the event that any "Statute" referenced in this paragraph is amended to broaden the meaning of any term defined thereby, such broadened meaning shall apply subsequent to the effective date of such amendment. The Borrower assumes all obligations of compliance with all environmental requirements imposed by federal, state and local authorities that affect the Premises or any business or other activity conducted thereon or therewith.

      6. The provisions of any undertakings and indemnifications set out in this Indemnity shall survive the satisfaction and release of the Mortgages and shall continue to be the liability, obligation and indemnification of the Borrower, binding upon the Borrower forever.

      7. The provisions of this Indemnity shall govern and control over any inconsistent provision of the Note, the Mortgage and any other agreement, instrument, or document evidencing or securing the Loan (collectively, the "Loan Documents"), including, without limitation, any exculpatory or non-recourse provisions contained in any of the foregoing agreements.

      8. If at any time hereafter the Lender employs counsel for advice or other representation (i) with respect to this indemnity, (ii) except as otherwise expressly provided herein, to represent the

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Lender in any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, the Borrower or any other party) in any way or respect relating to the Indemnity, or (iii) to enforce the Borrower's obligations hereunder, then, in any of the foregoing events, all of the reasonable attorneys' fees and expenses arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Borrower to the Lender, on demand.

      9. (a) The Borrower shall notify the Lender promptly upon receipt of any inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified hereunder, including without limitation any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification. The Borrower shall promptly deliver to the Lender any and all documentation or records as the Lender may request in connection with such notice or inquiry, and shall keep the Lender advised of any subsequent developments.

      (b) The Lender shall give written notice to the Borrower of any claim against the Lender which might give rise to claim by the Lender against the Borrower under this Indemnity stating the nature, basis and amount of the claim if known.

      (c) If any action shall be brought against the Lender, then after the Lender notifies the Borrower thereof as provided in paragraph 10(b), the Borrower shall be entitled to participate therein, and to assume the defense thereof at the expense of the Borrower with counsel reasonable satisfactory to the Lender and to settle and compromise any such claim or action; provided, however, that the Lender may elect to be represented by separate counsel, at the Lender's expense, and if the Lender so elects such settlement or compromise shall be effected only with the consent of the Lender, which consent shall not be unreasonably withheld.

      (d) The Borrower shall make any payment required to be made under this Indemnity promptly, and shall make such payment in cash in the full amount thereof. In the event that such payment is not made forthwith, the Lender, at its sole election and in its sole discretion, may proceed to suit against the Borrower.

      10. The Borrower's obligations hereunder shall in no way, manner or respect be impaired, affected, reduced or released by reason of (a) the Lender's failure or delay to do or take any of the acts, actions or things described herein; or (b) any act or omission of the Lender in connection with any notice, demand, warning or claim regarding Hazardous Substances on the Premises.

      11. This Indemnity shall be continuing, irrevocable and binding on the Borrower and its successors and assigns and shall inure to the benefit of the Lender and the Lender's successors and assigns. The Borrower's obligations hereunder may not be assigned.

      12. Any notice required to be given hereunder shall be in writing and addressed to the address set forth below, and shall be delivered by hand, by United States certified or registered mail, return receipt requested, or by overnight express delivery. Notices shall be deemed received on the date of receipt if delivered by hand, on the day after delivery to any overnight express delivery service,

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charges prepaid, if service is by overnight courier; and on the third (3rd) day following posting if delivered by United States mail, at the addresses set forth below or such other addresses as the parties may respectively designate from time to time:

      To Lender:        102 West Main Street
                        New Britain, CT 06051

      To Borrower:      1806 New Britain Avenue
                        Farmington, CT 06032

      13. The provisions of this Indemnity shall be governed by Connecticut law.

      14. The representations, warranties and covenants of the Borrower set forth in this Indemnity shall continue in effect and, to the extent permitted by law, shall survive the transfer of the Premises pursuant to foreclosure proceedings (whether judicial or non-judicial), by deed in lieu of foreclosure or otherwise. The Borrower acknowledges and agrees that the covenants and obligations hereunder are separate and distinct from its obligations under the Loan Documents.

      15. If any provision of this Indemnity or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Indemnity and the application of such provision or provisions to the other parties and circumstances will not be affected thereby, the provisions of this Indemnity being severable in any such instance.

      16. Notwithstanding anything to the contrary contained herein, Borrower shall have no liability or obligations hereunder with respect to any spill, violation of the environmental laws or any other event or circumstance to the extent that the same is the result of any act or omission that occurs after Lender has taken possession of the Property or after the foreclosure of Lender's mortgage or after a conveyance by deed-in-lieu of foreclosure.

      IN WITNESS WHEREOF, the undersigned have executed this Hazardous Substance Certificate and Indemnification Agreement as of the date first written above.

Witnessed:                           Apex Macine Tool Company, Inc.

/s/ Michael A. Carrier               By: /s/ Glenn L. Purple
------------------------------           ------------------------------------
                                         Glenn L. Purple
                                     Its Secretary, duly authorized

/s/ Edward S. Hill
------------------------------

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Witnessed:                           EDAC Technologies Corporation

/s/Michael A. Carrier                By: /s/Edward S. Hill
------------------------------           ------------------------------------
                                         Glenn L. Purple
                                     Its Vice President-Finance, duly authorized

/s/Edward S. Hill
-----------------------------
STATE OF CONNECTICUT )
                     )        ss. New Britain        March 5, 2004
COUNTY OF HARTFORD   )

      Personally appeared, Glenn L. Purple, Vice President-Finance of EDAC Technologies Corporation, signer and sealer of the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in his capacity as Vice President-Finance and as the free act and deed of EDAC Technologies Corporation, before me.

                                     /s/Michael A. Carrier
                                     -----------------------------------

                                     Commissioner of the Superior Court

STATE OF CONNECTICUT  )
                      )       ss. New Britain        March 5, 2004
COUNTY OF HARTFORD    )

      Personally appeared, Glenn L. Purple, Secretary of Apex Machine Company, Inc., signer and sealer of the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in his capacity as Secretary and as the free act and deed of Apex Machine Company, Inc., before me.

                                     /s/Michael S. Carrier
                                     ----------------------------------

                                     Commissioner of the Superior Court

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